Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-189687, 333-193472, 333-203003, 333-210232,  333-216682 and 333-223653) and Form S-3 (No. 333-219681) of Aratana Therapeutics, Inc. of our report dated March 13, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 13, 2019